SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

     Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive proxy statement
     Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             MTS SYSTEMS CORPORATION
                (Name of Registrant as Specified in Its Charter)


                                       N/A
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transactions applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:
[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

[LOGO]

MTS SYSTEMS CORPORATION
14000 Technology Drive
Eden Prairie, MN 55344-2290
Telephone 612-937-4000
Fax 612-937-4515, Telex 29-0521

--------------------------------------------------------------------------------




December 22, 1999




Dear MTS Shareholder:

     On behalf of the Board of Directors, we want to invite you to attend your Company's Annual Meeting of Shareholders. The Annual Meeting will be held on Tuesday, January 25, 2000 at 5:00 p.m. at the Company's headquarters in Eden Prairie, Minnesota.

     We would like all our shareholders to be represented at the Annual Meeting, in person or by proxy. To that end, our staff works earnestly to follow up on proxies which are not returned. Last year approximately 89% of the shares were voted and we thank our shareholders for that response. Please help us by taking the next few minutes to complete the enclosed proxy card and then drop it in the mail even if you plan to attend the Annual Meeting. Shareholders who attend the Annual Meeting may revoke their proxies and vote in person if they desire. Your promptness is much appreciated.

Very truly yours,

/s/ Sidney W. Emery, Jr.

Sidney W. Emery, Jr.
CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                           MTS SYSTEMS CORPORATION

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         TO BE HELD JANUARY 25, 2000


     The Annual Meeting of Shareholders of MTS Systems Corporation (the "Company") will be held on Tuesday, January 25, 2000 at the Company's headquarters located at 14000 Technology Drive, Eden Prairie, Minnesota 55344. The meeting will convene at 5:00 p.m. Central Standard Time for the following purposes:

     1. To elect seven directors to hold office until the next Annual Meeting of Shareholders or until their successors are duly elected;

     2. To ratify and approve an amendment to the MTS Systems Corporation 1997 Stock Option Plan to increase the total number of shares of Common Stock available for issuance under such Plan from 1,500,000 to 4,000,000 shares;

     3. To ratify and approve the appointment of independent public accountants for the Company for the current fiscal year; and

     4. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on December 1, 1999 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and at any adjournments or postponements thereof.

                                      For the Board of Directors,

                                      /s/ John R. Houston

                                      John R. Houston
                                      SECRETARY


MTS Systems Corporation
14000 Technology Drive
Eden Prairie, Minnesota 55344


December 22, 1999

--------------------------------------------------------------------------------

    ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD, WHICH IS LOCATED ON THE OUTSIDE OF THE ENVELOPE, AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A POSTAGE-PAID ENVELOPE IS ENCLOSED FOR THIS PURPOSE. THE PROXY IS SOLICITED BY MANAGEMENT AND MAY BE REVOKED OR WITHDRAWN BY YOU AT ANY TIME BEFORE IT IS EXERCISED.

--------------------------------------------------------------------------------

                           MTS SYSTEMS CORPORATION


                               ---------------
                               PROXY STATEMENT
                               ---------------

                                   GENERAL

     This Proxy Statement is furnished to the shareholders of MTS Systems Corporation (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held on Tuesday, January 25, 2000 (the "Annual Meeting") at 5:00 p.m. Central Standard Time, or any adjournments or postponements thereof.

     The Company will bear the entire cost of the solicitation of proxies, including the preparation, assembly, printing and mailing of this Proxy Statement and any additional information furnished to shareholders. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, facsimile or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in shares registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses. The Company's principal offices are located at 14000 Technology Drive, Eden Prairie, Minnesota 55344, its telephone number is (612) 937-4000 and its facsimile number is (612) 937-4515.

     The Company intends to mail this Proxy Statement and the accompanying proxy card on or about December 22, 1999 to all holders of the Common Stock of the Company as of the record date of December 1, 1999, who are entitled to vote at the Annual Meeting.

     Any proxy may be revoked by request in person at the Annual Meeting or by written notice mailed or delivered to the Secretary of the Company at any time before it is voted. If not revoked, proxies will be voted as specified by the shareholders. The shares represented by proxies that are signed but which lack any such specification will be voted in favor of the proposals set forth in the Notice of Annual Meeting of Shareholders and in favor of the slate of directors proposed by the Board of Directors in this Proxy Statement.

     Each item of business presented at this meeting of shareholders must be approved by the affirmative vote of the holders of a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business. Votes cast by proxy or in person at the Annual Meeting of Shareholders will be tabulated to determine whether or not a quorum is present. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum and in tabulating votes cast on proposals presented to shareholders for a vote, but as not voted for purposes of determining the approval of the matter on which the shareholder abstains. Consequently, an abstention will have the same effect as a negative vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

                   OUTSTANDING SECURITIES AND VOTING RIGHTS

     The Company has outstanding only one class of stock, $.25 par value common stock (the "Common Stock"), of which 20,879,821 shares were issued and outstanding on December 1, 1999. Each share is entitled to one vote on all matters presented to shareholders.

     Shareholders have cumulative voting rights in the election of directors. If any shareholder gives proper written notice to any officer of the Company before the meeting, or to the presiding officer at the meeting, that shareholder may cumulate votes for the election of directors by multiplying the number of votes to which the shareholder is entitled by the number of directors to be elected and casting all such votes for one nominee or distributing them among any two or more nominees.

     Only shareholders of record at the close of business on December 1, 1999 will be entitled to vote at the meeting. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting of Shareholders constitutes a quorum for the transaction of business.

         SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     The following table sets forth, as of the close of business on December 1, 1999, the number and percentage of outstanding shares of Common Stock of the Company beneficially owned (i) by each person who is known to the Company to beneficially own more than five percent (5%) of the Common Stock of the Company,
(ii) by each director of the Company, (iii) by each executive officer named in the Summary Compensation Table below, and (iv) by all directors and executive officers of the Company as a group:

                                         NUMBER OF SHARES     PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER    BENEFICIALLY OWNED    OF CLASS
------------------------------------    ------------------    --------
Mairs and Power Growth Fund, Inc.           1,598,400(1)        7.7%
  332 Minnesota Street, Suite W-2062
  Saint Paul, MN 55101

E. Thomas Binger                            1,143,000(1)(2)     5.5%
  5575 Wayzata Boulevard
  Minneapolis, MN 55412

Charles A. Brickman                           189,000(2)         *

Keith D. Zell                                 146,034(2)(3)      *

William G. Beduhn                              98,892(2)(4)      *

Sidney W. Emery, Jr.                           81,238(2)(5)      *

Mauro G. Togneri                               59,832(2)(6)      *

Thomas E. Holloran                             37,013(2)         *

Bobby I. Griffin                               25,000(2)(7)      *

Russell A. Gullotti                            17,000(2)         *

Steven M. Cohoon                               14,765(2)(8)      *

Linda Hall Whitman                              9,374(2)         *

                                         NUMBER OF SHARES     PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER    BENEFICIALLY OWNED    OF CLASS
------------------------------------    ------------------    --------
Jean-Lou Chameau                                7,000(2)         *

Brendan C. Hegarty                              7,000(2)         *

All directors and executive officers        1,011,246(2)(9)     4.8%
  as a group (18 persons)

----------
*Less than 1%.

(1)  Based upon information provided to the Company.

(2) Includes the following number of shares which could be purchased under stock options exercisable within sixty (60) days of December 1, 1999: Mr. Binger, 7,000 shares; Mr. Brickman, 15,000 shares; Mr. Zell, 76,282 shares; Mr. Beduhn, 42,266 shares; Mr. Emery, 40,000; Mr. Togneri, 43,832 shares; Mr. Holloran, 15,000 shares; Mr. Griffin, 15,000 shares; Mr. Gullotti, 15,000 shares; Mr. Cohoon, 12,466 shares; Dr. Whitman, 7,000 shares; Dr. Chameau, 7,000 shares; Dr. Hegarty, 7,000 shares; and by all directors and executive officers as a group, 385,631 shares.

(3) Includes 40,018 shares held in a trust for the benefit of Mr. Zell's children for which Mr. Zell serves as trustee.

(4) Includes 9,770 shares owned jointly with his spouse. The voting and investment discretion over those shares are shared accordingly. Includes 46,856 shares held by his spouse, the beneficial ownership of such shares is disclaimed.

(5) Includes a restricted stock grant of 24,000 shares issued on March 17, 1998 in connection with his employment with the Company.

(6) Includes 3,840 shares owned jointly with his spouse. The voting and investment discretion over those shares are shared accordingly.

(7) Includes 8,000 shares held by his spouse, the beneficial ownership of such shares is disclaimed.

(8) Includes 2,299 shares owned jointly with his spouse. The voting and investment discretion over those shares are shared accordingly.

(9) Includes 199,041 shares owned jointly with a spouse, 54,856 shares owned directly by a spouse and 44,020 shares which are held in trust.

                            ELECTION OF DIRECTORS
                                (PROPOSAL #1)

     Seven directors will be elected at the Annual Meeting. The Board of Directors has nominated for election the seven persons named below and each has consented to being named a nominee. Each of the nominees is currently a director of the Company and will, if elected, serve until the next Annual Meeting of Shareholders or until a successor is elected. If any nominee is unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as the Board of Directors may propose. It is intended that proxies will be voted for such nominees. The proxies cannot be voted for a greater number of persons than seven.

     Mr. Holloran is retiring and will not be standing for re-election at the Annual Meeting. He has served as a member of the Company's Board of Directors since 1971. The Board acknowledges Mr. Holloran's valued service to the Company and expresses its gratitude.

     The names of the nominees, their principal occupations for at least the past five years and other information is set forth below:

[PHOTO]

CHARLES A. BRICKMAN Age 67
DIRECTOR SINCE 1968

President of Pinnacle Capital Corporation (a venture capital company) since 1990; with Kidder Peabody & Co., Inc., an investment banking firm, from 1960 to 1990 (Vice President from 1964 to 1990 and a director from 1975 to 1990); a director of a number of small, privately-held companies.

[PHOTO]

JEAN-LOU CHAMEAU Age 46
DIRECTOR SINCE 1998

Dean of the College of Engineering and Georgia Research Alliance Eminent Scholar at the Georgia Institute of Technology since 1997; Vice Provost for Research and Dean of Graduate Studies at the Georgia Institute of Technology from 1995 to 1997; President of Golder Associates, Inc. from 1994 to 1995; Director of the School of Civil and Environmental Engineering at the Georgia Institute of Technology from 1991 to 1994; Professor and Head of the Geotechnical Engineering Program at Purdue University from 1980 to 1991; a director of a number of privately-held companies and non-profit organizations.

[PHOTO]

SIDNEY W. EMERY, JR. Age 53
DIRECTOR SINCE 1998

Chairman of the Board of Directors of the Company since January, 1999; Chief Executive Officer and President of the Company since March, 1998; management and executive positions with Honeywell, Inc. (manufacturer of control systems) from 1985 to 1997 (Area Vice President, Western and Southern Europe from 1994 to 1997; Group Vice President, Military Avionics Systems from 1989 to 1994; Vice President and General Manager, Space Systems Division from 1988 to 1989; Vice President, Operations, Process Controls Division from 1985 to
1988); a director of the Minnesota Business Partnership.


[PHOTO]

BOBBY I. GRIFFIN Age 62
DIRECTOR SINCE 1993

Independent Investor; formerly President of Medtronic Pacing Business (manufacturer of pacing arrhythmia products and the largest business unit within Medtronic, Inc.) from 1993 to 1998; Executive Vice President of Medtronic, Inc. (medical technology company) from 1988 to 1998; held various management positions in the pacing business since joining Medtronic in 1973; involved in bio-medical research and development since 1961; a director of Lutheran Brotherhood Corporation (a fraternal life insurance services and investment products company), Urologix, Inc. (a medical device company) and a number of early stage, development companies in the biomedical industry; a member of the Board of Trustees, Concordia College, Moorhead, Minnesota; a member of the Board of Directors of The Redeemer Center for Life, a nonprofit, faith-based community development agency.


[PHOTO]

RUSSELL A. GULLOTTI Age 57
DIRECTOR SINCE 1995

Chairman of the Board of Directors of National Computer Systems, Inc. (NCS) (provider of data collection systems and services) since May, 1995; President and Chief Executive Officer since October, 1994; management and executive positions with Digital Equipment Corporation from 1977 to 1994 (President Sales/Service for Americas from 1992 to 1994 and Vice President Digital Services from 1988 to 1992); a director of GenRad, Inc. and the Minnesota Business Partnership.

[PHOTO]

BRENDAN C. HEGARTY Age 57
DIRECTOR SINCE 1998

Consultant; formerly Executive Vice President and Chief Executive Officer of Recording Head Group of Seagate Technology (manufacturer of computer disk drives), from 1993 to 1998; Senior Vice President and Chief Technical Officer since 1989; Vice President of Thin Film Operations for Control Data Corporation (computer hardware and software company) from 1988 to 1989; management and executive positions with IBM (computer hardware and software company) from 1967 to 1987.


[PHOTO]

LINDA HALL WHITMAN Age 51
DIRECTOR SINCE 1995

President of Ceridian Performance Partners, Ceridian Corporation since 1996; management and executive positions with Honeywell, Inc. from 1980 to 1996 (Vice President, Business Integration from 1995 to 1996; Vice President, Consumer Business Group from 1993 to 1995); consultant, psychologist, social worker and special education teacher in Minnesota and Michigan schools from 1969 to 1980; a member of the Minnesota Women's Economic Roundtable, the Committee of 200, the Minnesota Science Museum Board of Trustees, the Visiting Nurse Association Board of Directors, and the 9th District Federal Reserve Bank Board of Directors.

     The affirmative vote of a majority of the holders of shares of Common Stock of the Company represented at the meeting in person or by proxy is required for the election of the above nominees.


     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" EACH NOMINEE LISTED.

OTHER INFORMATION REGARDING THE BOARD


     MEETINGS. The Board of Directors met in person five times during fiscal year 1999, which ended September 30, 1999. None of the directors attended fewer than 75% of the aggregate of the total number of Board meetings and Committee meetings on which he or she served during the fiscal year ended 1999. The Board of Directors also took action in writing in lieu of a meeting six times during fiscal 1999, which all of the directors signed, and held two telephone meetings, which all of the directors attended.


     BOARD COMMITTEES. The Audit Committee of the Board of Directors, which is currently composed of Mr. Brickman (Chair), Dr. Hegarty and Dr. Chameau met three times during fiscal 1999. Among other duties, the Audit Committee reviews and evaluates significant matters relating to the audit and internal controls of the Company, reviews and approves management's processes to ensure compliance with laws and regulations, reviews the scope and results of the audits by, and the recommendations of, the Company's independent auditors and approves services provided by the auditors. The Audit Committee also reviews the audited financial statements of the Company.

     The Human Resources Committee of the Board of Directors, which is currently composed of Messrs. Griffin (Chair), Holloran and Dr. Whitman, met three times and took four actions in writing during fiscal 1999. The Human Resources Committee makes recommendations to the Board of Directors regarding the employment practices and policies of the Company and the compensation paid to Company officers and administers the Company's stock option and retirement plans.

     The Governance Committee of the Board of Directors, which is currently composed of Messrs. Gullotti (Chair), Griffin, Holloran and Dr. Whitman, met one time during fiscal 1999. The responsibilities of the Governance Committee include Board evaluation, Board membership recommendations and chief executive officer succession planning.

                            EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

The following table shows, for the fiscal years ending September 30, 1999, 1998, and 1997, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to Sidney W. Emery, Jr., the Company's Chairman, Chief Executive Officer and President, and each of the four other most highly compensated executive officers of the Company as determined in accordance with the Securities and Exchange Commission rules (together with Mr. Emery, the "Named Executives"):

                          SUMMARY COMPENSATION TABLE


                                                                                  LONG-TERM
                                                 ANNUAL COMPENSATION             COMPENSATION
                                                 -------------------             ------------
                                                                  RESTRICTED      SECURITIES
                                                                    STOCK         UNDERLYING       ALL OTHER
                                          SALARY       BONUS       AWARD(S)        OPTIONS       COMPENSATION
NAME AND PRINCIPAL POSITION     YEAR       ($)        ($)(1)         ($)            (#)(2)          ($)(3)
---------------------------     ----       ---        ------         ---            ------          ------
Sidney W. Emery, Jr.            1999     $302,081    $    -0-     $    -0-          97,250          $10,564
 Chairman, Chief Executive      1998      160,097      84,000      351,000(4)      120,000(5)        10,684
 Officer and President          1997          -0-         -0-          -0-             -0-              -0-

Keith D. Zell                   1999      199,593      10,745          -0-          65,000           10,564
 Executive Vice President       1998      187,790      85,484          -0-          13,000           10,684
                                1997      178,420     163,830          -0-          17,700            9,492

William G. Beduhn               1999      166,506     104,053          -0-          43,250           10,564
 Vice President                 1998      150,315     108,110          -0-           8,500           10,684
                                1997      148,326     115,690          -0-           7,800            9,492

Steven M. Cohoon                1999      148,329      66,437          -0-          43,250           10,564
 Vice President                 1998      135,259      36,549          -0-           5,500           10,684
                                1997      129,812     114,751          -0-           7,800            9,492

Mauro G. Togneri                1999      165,338      20,675          -0-          27,500           10,564
 Vice President                 1998      160,334      67,791          -0-           6,500           10,684
                                1997      161,117      37,179          -0-          11,500            9,492

----------

(1) Represents earnings under the Management Variable Compensation Plan. The amounts listed were earned in the fiscal year shown and were paid or will be paid in the following year, unless deferred by the Named Executive.

(2) Options granted prior to February 1, 1998 have been adjusted to reflect the Company's two-for-one stock split occurring on that date.

(3) Represents contributions by the Company to the Company's Profit Sharing Retirement Plan and the Company's 401(k) Plan on behalf of the Named Executives.

(4) Represents a restricted stock grant of 24,000 shares issued on March 17, 1998 in connection with his employment with the Company. The value of the restricted stock grant is based upon the last reported sale price for shares of the Company's Common Stock on March 17, 1998, which was $14.625 per share. The restricted stock vests in full in three years from the date of issuance unless the Company terminates Mr. Emery's employment. In the event that the Company terminates Mr. Emery's employment before the second anniversary thereof, 12,000 shares of the restricted stock will vest. If the termination occurs after the second anniversary of his employment 16,000 shares will vest. The restricted stock will also vest in full in the event of a change in control of the Company that occurs at any time within three years from the date of grant. The aggregate value of the restricted stock grant at the end of fiscal 1999 was $10.375 per share or $249,000. Mr. Emery will be entitled to receive dividends on the shares of restricted stock in the event that the Board of Directors authorizes a distribution of dividends to holders of Common Stock of the Company.

(5) Represents a non-qualified stock option grant of 120,000 shares issued to Mr. Emery on March 17, 1998 in connection with his employment with the Company.

STOCK OPTIONS

The following table contains information concerning grants of stock options under the Company's Stock Option Plans to the Named Executives during the fiscal year ending September 30, 1999:

                      OPTION GRANTS IN LAST FISCAL YEAR

                       NUMBER OF         PERCENT OF
                       SECURITIES           TOTAL
                       UNDERLYING      OPTIONS GRANTED                                     GRANT DATE
                        OPTIONS         TO EMPLOYEES     EXERCISE PRICE    EXPIRATION     PRESENT VALUE
NAME                   GRANTED(1)      IN FISCAL YEAR        ($/SH)           DATE            $(2)
----                   ----------      --------------        ------           ----            ----

S. W. Emery, Jr.         97,250             11.4%            $13.125         1/26/06        $470,233

K. D. Zell               65,000              7.6%             13.125         1/26/06         314,295

W. G. Beduhn             43,250              5.0%             13.125         1/26/06         209,127

S. M. Cohoon             43,250              5.0%             13.125         1/26/06         209,127

M. G. Togneri            27,500              3.1%             13.125         1/26/06         132,971

----------

(1) Represents options granted pursuant to the Company's Long-Range Incentive Plan which will become fully vested on January 26, 2002.

(2) Based upon a Black-Scholes valuation method. Assumptions used include expected average option life (2.6 years), risk-free interest rate (5.8%), dividend yield (2.3%) and historical volatility (.49).

OPTION EXERCISES AND HOLDINGS

The following table sets forth information with respect to the Named Executives concerning the exercise of options during fiscal year ending September 30, 1999 and unexercised options held as of September 30, 1999:

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION VALUES

                                                     NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                                    UNDERLYING UNEXERCISED                IN-THE-MONEY
                       SHARES         VALUE          OPTIONS AT FY-END (#)          OPTIONS AT FY-END ($)(1)
                    ACQUIRED ON     REALIZED         ---------------------          ------------------------
NAME                EXERCISE (#)       ($)       EXERCISABLE    UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
----                ------------       ---       -----------    -------------    -----------     -------------

S. W. Emery, Jr.             -0-           -0-      40,000         177,250              -0-                 -0-

K. D. Zell                   -0-           -0-      66,181          79,435         $151,342                 -0-

W. G. Beduhn                 -0-           -0-      36,833          51,517           87,580                 -0-

S. M. Cohoon                 -0-           -0-       8,032          49,518              625                 -0-

M. G. Togneri                -0-           -0-      37,832          35,668           91,124                 -0-

----------
(1) Based on closing price of $10.375 per share of the Company's Common Stock on September 30, 1999.

HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     This is the report of the Company's Human Resources Committee, which is composed of the undersigned Board members. Messrs. Griffin and Holloran and Dr. Whitman are non-employee directors of the Company, serving 6, 27 and 4 years, respectively. This report shall not be deemed incorporated by reference into any filing under the Securities Exchange Act of 1933 or the Securities Exchange Act of 1934.

     The Human Resources Committee is responsible for executive compensation, employment contracts and the Management Variable Compensation and Stock Option Plans, and certain other employee benefit plans such as the Company's Profit Sharing/Retirement Plans. The compensation philosophy of the Company is to be competitive with comparable and directly competitive companies to attract and motivate highly qualified employees.

     The Company uses various compensation surveys -- international, national and local -- to develop its compensation strategy and plans. This practice is also used by the Human Resources Committee for executive compensation. In general, the Committee does not use outside consultants to prepare specific studies for it unless it judges the available survey data to be incomplete or unsuitable.

     There are four components to the Company's executive compensation program upon which executive officers named in the Summary Compensation Table are compensated: (1) base salary; (2) management variable compensation (referred to in the Summary Compensation Table above as "Bonus"); (3) stock options; and (4) profit sharing/retirement. The Committee may adjust the mix of these components from year to year according to survey data. In general, the Company's compensation programs are competitive with average survey data.

     BASE SALARY. Executive base salary is adjusted annually in January based on performance against developmental objectives the Committee believes are critical to the Company's long-term progress.

These objectives include, but are not limited to, progress on the Company's current business plan's objectives, longer-term strategies and staff development.

     MANAGEMENT VARIABLE COMPENSATION. The Human Resources Committee annually approves the Management Variable Compensation Plan, which includes executives, managers, and key functional and technical leaders. It also recommends to the full Board of Directors the corporate earnings and growth objectives upon which the Chief Executive Officer's variable compensation is principally based. These objectives are a mix of per share earnings, return on average net assets and other measures as deemed appropriate.

     Variable compensation is paid to each recipient by December 30 following the close of the fiscal year unless the executive elects to defer a portion in the Company's non-qualified, non-secured compensation deferral plan.

     STOCK OPTIONS. The Company's current Stock Option Plans include directors, executives, managers, consultants and key functional and technical leaders. Stock options are priced and granted annually on the date of the January Board of Directors' meeting. In addition, Company officers from time to time recommend to the Human Resources Committee for its approval at regular Board of Directors' meetings stock option grants to employees who have shown exceptional service. These discretionary stock options do not exceed 15% of the number of shares that are granted annually and are priced as of the date of approval. Options outstanding under current plans typically fully vest in three years and all options expire in seven years or less.

     PROFIT SHARING/RETIREMENT. The Company sponsors an all employee Profit Sharing/Retirement Plan for U.S. employees. All of the executives listed in the above tables are included in this Profit Sharing Plan.

     The Company also has a 401(k) Plan for U.S. employees, including executives, under which the Company partially matches employee contributions at a proportion set by the Company. The Human Resources Committee annually approves the corporate matching formula for all employees.


     CHIEF EXECUTIVE OFFICER COMPENSATION. Mr. Emery has served as Chief Executive Officer of the Company since March 17, 1998 and is compensated on the same basis as the other executive officers as described above. He received an annual base salary of $302,081 during fiscal year ending September 30, 1999. Mr. Emery received no bonus for fiscal year 1999 as the Company did not meet its financial objectives. In addition, Mr. Emery receives reimbursements and certain fringe benefits available to executive officers of the Company. The Human Resources Committee believes that Mr. Emery has managed the Company well in a highly competitive industry. The Committee strongly endorses Mr. Emery's decisions and actions to strengthen the Company's internal operating performance and enhance the Company's potential for profitable growth in the future.

     BOARD ACTION. The full Board of Directors approves new stock option plans for submission to shareholder vote and approves the annual corporate earnings and growth objectives for inclusion in the Management Variable Compensation Plan. The full Board reviews all components of executive compensation and the Profit Sharing/Retirement Plan every two to three years.

                  SUBMITTED BY THE HUMAN RESOURCES COMMITTEE
                     OF THE COMPANY'S BOARD OF DIRECTORS:

                          Bobby I. Griffin, Chairman
                          Thomas E. Holloran
                          Linda Hall Whitman

SHAREHOLDER RETURN PERFORMANCE

     The graph below sets forth a comparison of the cumulative shareholder return of the Company's Common Stock over the last five fiscal years with the cumulative total return over the same periods for the Nasdaq Market Index and the Laboratory Apparatus and Analytical, Optical, Measuring, and Controlling Instruments Index (the "Analytical Instruments Index") (SIC Code 382, which includes 181 companies). The graph below compares the cumulative total return of the Company's Common Stock over the last five fiscal years assuming a $100 investment on September 30, 1994 and assuming reinvestment of all dividends.

                                                          FISCAL YEAR ENDING SEPTEMBER 30,
                                                          --------------------------------
                                            1994        1995       1996       1997       1998       1999
                                            ----        ----       ----       ----       ----       ----

           MTS SYSTEMS CORPORATION         $100.00     $119.1     $169.1     $317.6     $260.5     $186.9
           NASDAQ MARKET INDEX              100.00      138.1      163.8      225.0      228.8      371.5
           ANALYTICAL INSTRUMENTS
           INDEX                            100.00      158.0      164.5      278.2      177.7      302.3

     The Company's Common Stock closed at $10.375 per share on September 30,
1999.

EMPLOYMENT AND OTHER AGREEMENTS

     Sidney W. Emery, Jr., Keith D. Zell, Mauro G. Togneri, Steven M. Cohoon and William G. Beduhn, individually, have agreements with the Company under which, upon the termination of their employment with the Company other than for cause, such executive officers will receive monthly payments over periods ranging from six to eighteen months or until age 65, whichever occurs first, based upon their highest annual salaries and the average management variable compensation and benefits they received during the previous three years. As of the date hereof, the maximum aggregate amounts of such payments to each of Messrs. Emery, Zell, Togneri, Cohoon and Beduhn are $518,416, $371,457, $220,977, $175,371 and
$286,739, respectively. As a condition of the receipt of such payments, Mr. Emery and the executive officers of the Company have agreed not to render services to any competing entity concerning any similar or competing product for periods ranging from nine to twelve months and agreed to maintain the confidentiality of certain information deemed by the Company to be proprietary.

     In 1998, the Company also entered into change-in-control agreements with Messrs. Emery, Zell, Togneri, Cohoon and Beduhn. In the event of a change in control, these executive officers will be entitled to receive upon the termination of their employment by the Company without cause or by the executive for good reason at any time within three years of such change in control, a lump-sum payment equal to (a) six to eighteen months of the highest annual compensation they received during the previous three years, or (b) twelve to thirty-six months of such officers' compensation in the event of an unfriendly takeover. The executive officers may also, within a period beginning thirty days and ending one hundred and eighty days following a change in control, resign for any reason and receive the aforementioned payments.

DIRECTOR COMPENSATION

     Directors who served during fiscal 1999 and were not otherwise directly or indirectly compensated by the Company were each paid directors' fees in the form of a retainer. The retainers for Messrs. Brickman, Holloran, Griffin, Gullotti and Drs. Hegarty, Chameau and Whitman, who served the entire fiscal year, were $17,600 each. The payment of retainers is not dependent upon Board meeting attendance. In addition, non-employee directors who attended over a total of five Board or committee meetings not held on the same day as a regular Board meeting were compensated at the rate of $750 per half day meeting and $1,500 per full day meeting. Messrs. Griffin, Holloran and Dr. Whitman each attended two committee meetings on different days than the Board meetings during 1999 and each received $1,500. Messrs. Brickman and Gullotti attended one such committee meeting and received $750. Messrs. Brickman and Gullotti each received $1,000, Mr. Holloran received $750 and Mr. Griffin received $250 in connection with their service as Committee Chairs.

     Each of the non-employee directors who were elected at last year's Annual Meeting of Shareholders (Messrs. Brickman, Holloran, Griffin and Gullotti and Drs. Hegarty, Chameau and Whitman) were granted non-qualified options to purchase 4,000 shares each of Common Stock upon their re-election to the Board of Directors at the Company's Annual Meeting of Shareholders for fiscal year 1999. Each non-employee director will be granted a non-qualified option to purchase up to 4,000 shares of Common Stock upon their re-election to the Board of Directors at the Company's Annual Meeting of Shareholders to be held on January 25, 2000 at the fair market value of the Common Stock on such date. Mr. Brickman and Dr. Chameau were also reimbursed for travel expenses to Board of Directors' meetings in Eden Prairie, Minnesota.

                 PROPOSAL TO RATIFY AND APPROVE AN AMENDMENT
                   TO THE COMPANY'S 1997 STOCK OPTION PLAN
                                (PROPOSAL #2)

INTRODUCTION

     On November 22, 1996, the Company's Board of Directors adopted the MTS Systems Corporation 1997 Stock Option Plan (the "1997 Plan") and the 1997 Plan was ratified and approved by the shareholders of the Company on January 28, 1997. The purpose the 1997 Plan is to enable the Company and its subsidiaries to retain and attract executives, managers, key technical and functional employees, directors and consultants who contribute to the Company's success by their ability, ingenuity and industry, and to enable such individuals to participate in the long-term success and growth of the Company by giving them a proprietary interest in the Company. The 1997 Plan authorizes the granting of awards in the form of stock options.

PROPOSED PLAN AMENDMENT

     The Plan originally authorized the issuance of 1,500,000 shares of Common Stock pursuant to awards granted under the 1997 Plan (as adjusted to reflect a two-for-one stock split effected on February 1, 1998). On November 30, 1999, the Board of Directors amended the 1997 Plan (in addition to each of the Company's other plans) to require approval by the shareholders prior to any repricing of outstanding options under the 1997 Plan (as well as options outstanding under each of the other option plans) and, subject to ratification and approval of the shareholders, to increase the total number of shares available under the 1997 Plan by 2,500,000 shares to a total of 4,000,000 shares. There were outstanding on December 1, 1999 options to purchase an aggregate of 2,806,191 shares under all of the Company's stock option plans (including 1,365,332 shares under the 1997 Plan). Therefore, absent shareholder approval of this amendment to the 1997 Plan, an aggregate of 370,473 shares remain available for awards under all of the Company's stock option plans (including 134,668 shares under the 1997 Plan). The Board of Directors has deemed it prudent to increase the shares available for grant under the 1997 Plan by 2,500,000 shares in order to facilitate future grants of stock options.



SUMMARY OF THE PLAN

     NUMBER OF SHARES. The maximum number of shares of Common Stock currently reserved for awards under the 1997 Plan, after accounting for the amendment by the Board on November 30, 1999 and subject to shareholder approval of this amendment to the 1997 Plan, is 4,000,000 shares (subject to adjustment in the event of possible future stock splits or similar changes in the Common Stock). Shares of Common Stock covered by expired or terminated stock options may be used for subsequent awards under the 1997 Plan.

     ELIGIBILITY AND ADMINISTRATION. Executives, managers, key technical and functional employees of the Company and its subsidiaries and non-employee directors and consultants are eligible to be granted stock options under the 1997 Plan. Approximately 577 officers, consultants and other key employees and seven non-employee directors are currently eligible to participate in the 1997 Plan. The 1997 Plan is administered by the Board of Directors or by a Committee appointed by the Board, consisting of at least two directors, all of whom are "Outside Directors" and "Non-employee Directors" as defined in the 1997 Plan. Currently, the Human Resources Committee administers the 1997 Plan. The Committee has the power to make awards, determine the number of shares covered by each award and other terms and conditions of such awards, construe the 1997 Plan, and prescribe, amend and rescind the rules and regulations with respect to the administration of the 1997 Plan.

     STOCK OPTIONS. The Committee may grant stock options that qualify as "incentive stock options" under the Internal Revenue Code or as "non-qualified stock options" in such form and upon such terms as the Committee may approve from time to time. Stock options granted under the 1997 Plan may be exercised during their respective terms as determined by the Committee. The purchase price may be paid by tendering a certified or bank check, or by any other form of legal consideration deemed sufficient by the Committee and consistent with the 1997 Plan's purpose and applicable law, including promissory notes and unrestricted stock already owned by the optionee. No stock option shall be transferable by the optionee or exercised by anyone else during the optionee's lifetime; except the Committee may, in its discretion, authorize all or a portion of the options to be granted on terms which permit the transfer of such options by the optionee to immediate family members, a trust established for the exclusive benefit of immediate family members or a partnership in which such immediate family members are the only partners provided, among other things, that there is no consideration for any such transfer.

     Stock options may be exercised during varying periods of time after an optionee's termination of employment by the Company and any subsidiary or parent corporation, dependent upon the reason for the termination. Following an optionee's death or disability, the optionee's stock options may be exercised, to the extent exercisable at such time (or on such accelerated basis as the Committee shall determine at or after grant), for a period of three years from the date of death or disability or until the expiration of the stated term of the option, whichever is less. If the optionee's employment terminates by reason of retirement after age 55 and the option was granted prior to December 1, 1998, the optionee's stock options may be exercised in full for a period of three years from the date of retirement or until the expiration of the stated term of the option, whichever is less. The 1997 Plan was amended on December 1, 1998 to permit the recipient of an option grant during or after that date who retires from the Company to exercise his option, to the extent it was exercisable, until the expiration of the stated term of the option. If the optionee's employment terminates for any reason other than the optionee's death, disability or retirement, any stock option may be immediately exercised to the extent it was exercisable at the time of such termination, but may not be exercised after ninety days after such termination, or the expiration of the stated term of the option, whichever period is shorter. If the optionee's employment is terminated for "Cause," as defined in the 1997 Plan, all unexercised stock options granted to the optionee shall immediately terminate.

     No incentive stock options shall be granted under the 1997 Plan after November 22, 2006. The term of an incentive stock option may not exceed seven years (or five years if issued to an optionee who owns or is deemed to own more than 10% of the combined voting power of all classes of stock of the Company, any subsidiary or parent corporation). The aggregate fair market value at the time of grant of the Common Stock with respect to which an incentive stock option is exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. The exercise price under an incentive stock option granted under the 1997 Plan many not be less than the fair market value of Common Stock on the date the option is granted (or, in the event the participant owns more than 10% of the combined voting power of all classes of stock of the Company or any subsidiary or parent corporation, the option price shall not be less than 110% of the fair market value of the stock on the date the option is granted).

     The 1997 Plan provides for the annual, automatic granting of options to non-employee directors. Such options are granted to each person who (i) not an employee of the Company, any subsidiary or parent corporation and (ii) is elected or re-elected as a director by the Board or the shareholders at any annual or special meeting. Each such person shall, as of the date of such election or re-election, automatically receive a non-qualified option to purchase up to a maximum of 4,000 shares of Common Stock (the actual number to be determined by the Committee upon such election or re-election) with the option price equal to the fair market value of the Company's Common Stock on such date. The term of such options shall be five years after the date of grant. The options shall become exercisable as to all or any part of the shares subject to the options beginning six months after the date granted. All provisions of the 1997 Plan not inconsistent with the foregoing shall apply to the options granted non-employee directors. The maximum number of shares as to which options may be granted to all non-employee directors shall be 180,000 shares (as adjusted to reflect a two-for-one stock split effected on February 1, 1998).

     RIGHT OF REPURCHASE. The Committee may, at the time of any grant under the Plan, provide that the shares of Common Stock received under the Plan shall be subject to a repurchase right in favor of the Company in the event of optionee's termination of employment. Except as otherwise provided by the Committee, the repurchase price will be the fair market value of the stock, or in the case of a termination for cause, the amount equal to the consideration paid for the stock. The Committee may also, at the time of grant, provide the Company with similar repurchase rights, or require the forfeiture of, shares of stock acquired under the 1997 Plan by any optionee who, at any time within two years after termination of employment with the Company or any subsidiary or parent corporation, directly or indirectly competes with, or is employed by, a competitor of the Company or any subsidiary or parent corporation.

FEDERAL INCOME TAX CONSEQUENCES

     An optionee will not realize taxable compensation income upon the grant of an incentive stock option. In addition, an optionee generally will not realize taxable compensation income upon the exercise of an incentive stock option if he or she exercises it as an employee or within three months after termination of employment (or within one year after termination if the termination results from a permanent and total disability). At the time of exercise, the amount by which the fair market value of the shares purchased exceeds the aggregate option price shall be treated as alternative minimum taxable income for purposes of the alternative minimum tax. If the stock acquired pursuant to an incentive stock option is not disposed of prior to the date two years from the option grant date or prior to one year from the option exercise date, any gain or loss realized upon the sale of such shares will be characterized as a capital gain or loss. If the applicable holding periods are not satisfied, then any gain realized in connection with the disposition of such stock will generally be taxable as compensation income in the year in which the disposition occurred, to the extent of the difference between the fair market value of such stock on the date of exercise and the option exercise price. The Company is entitled to a tax deduction to the extent, and at the time, that the participant realizes compensation income. The balance of any gain will be characterized as a long-term or short-term capital gain depending on whether the shares were held for more than one year.

     An optionee will not realize taxable compensation income upon the grant of a non-qualified stock option. When an optionee exercises a non-qualified stock option, he or she will realize taxable compensation income at the time of exercise equal to the amount by which the fair market value of the shares purchased exceeds the aggregate option price. The Company is entitled to a tax deduction to the extent, and at the time, that the participant realizes compensation income.

     The 1997 Plan requires each participant, no later than the date of which any part of the value of an award first becomes includible as compensation in the gross income of the participant, to pay the

Company any federal, state or local taxes required by law to be withheld with respect to the award. The Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant. With respect to any award under the 1997 Plan, if the terms of the award so permit, a participant may elect to satisfy part or all of the withholding tax requirements associated with the award by (i) authorizing the Company to retain from the number of shares of stock which would otherwise be deliverable to the participant, or (ii) delivering to the Company from shares of the Company Common Stock already owned by the participant that number of shares having an aggregate fair market value equal to part or all of the tax payable by the optionee. In such event, the Company would pay the tax liability from its own funds.

REGISTRATION WITH SECURITIES AND EXCHANGE COMMISSION

     Upon approval of the amendment to the 1997 Plan by the shareholders, the Company intends to file a registration statement covering the offering of the additional 2,500,000 shares issuable under the 1997 Plan with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1933, as amended.

VOTE REQUIRED

     The approval of the amendment to the MTS Systems Corporation 1997 Stock Option Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock represented at the meeting and entitled to vote.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE COMPANY'S 1997 STOCK OPTION PLAN.



                             APPROVAL OF AUDITORS

                                (PROPOSAL #3)

     Arthur Andersen LLP, independent certified public accountants, have been the auditors for the Company since 1966. They have been reappointed by the Board of Directors, on recommendation of its Audit Committee, as the Company's auditors for the current fiscal year and shareholder approval of the appointment is requested. In the event the appointment of Arthur Andersen LLP should not be approved by the shareholders, the Board of Directors will make another appointment to be effective at the earliest feasible time.

     A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting of Shareholders, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO APPROVE THE APPOINTMENT OF ARTHUR ANDERSEN LLP.



                            SHAREHOLDER PROPOSALS

     The proxy rules of the Securities and Exchange Commission permit shareholders of a company, after timely notice to the company, to present proposals for shareholder action in the Company's Proxy Statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by action of the Company in accordance with the proxy rules. In order for a shareholder proposal to be considered for inclusion in the Proxy Statement for the January 2001 Annual Meeting of Shareholders, the proposal must be received by the Secretary of the Company in writing no later than August 24, 2000. In addition, if the Company receives notice of a shareholder proposal after November 7, 2000, such proposal will be considered untimely pursuant to Rules 14a-4 and 14a-5(e) and the persons named in proxies solicited by the Board of Directors for its fiscal 2000 Annual Meeting of Shareholders may exercise discretionary voting power with respect to such proposal.



                                   GENERAL

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Based solely on a review of the copies of such reports and written representations from the Company's executive officers and directors, the Company notes that all such reports have been filed in a timely manner, except that late forms were filed for Messrs. Brickman, Holloran and Griffin in connection with the exercise of previously granted stock options.


OTHER MATTERS

     The management of the Company knows of no matters other than the foregoing to be brought before the meeting. However, the enclosed proxy gives discretionary authority in the event that any additional matters should be presented.

     The Annual Report of the Company for the fiscal year ended September 30, 1999 is enclosed herewith.

                                    PROXY
                           MTS SYSTEMS CORPORATION
              ANNUAL MEETING OF SHAREHOLDERS - JANUARY 25, 2000

     The undersigned hereby appoints Sydney W. Emery, Jr. and John R. Houston (the "Proxies"), each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of MTS Systems Corporation, held of record by the undersigned on December 1, 1999, at the ANNUAL MEETING OF SHAREHOLDERS to be held on January 25, 2000, or any adjournments or postponements thereof.

    (1)  ELECTION OF      [ ]   FOR all nominees             [ ] WITHHOLD AUTHORITY
         DIRECTORS:            (except as marked below)          to vote for nominees listed

  CHARLES A. BRICKMAN, JEAN-LOU CHAMEAU, SIDNEY W. EMERY, JR., BOBBY I. GRIFFIN,
            BRENDAN C. HEGARTY, RUSSELL A. GULLOTTI, LINDA HALL WHITMAN

(INSTRUCTION: To withhold authority to vote for any individual nominee mark the FOR box and write that nominee's name on the space provided below.)

--------------------------------------------------------------------------------

     (2) The proposal to ratify and approve an amendment to the MTS Systems Corporation 1997 Stock Option Plan to increase the total number of shares of Common Stock available for issuance under such Plan from 1,500,000 shares to 4,000,000 shares.
                    [ ]  FOR      [ ]  AGAINST      [ ]  ABSTAIN


     (3) The proposal to ratify and approve the appointment of Arthur Andersen LLP as independent public accountants for the Company.
                    [ ]  FOR      [ ]  AGAINST      [ ]  ABSTAIN

     (4) In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
         (CONTINUED, AND TO BE COMPLETED AND SIGNED ON THE REVERSE SIDE)

                       (CONTINUED FROM THE OTHER SIDE)

     THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH PROPOSAL.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED "FOR" PROPOSALS (1), (2) AND (3).

                              Dated:
                                     ----------------------------------------

                              Signed:
                                      ----------------------------------------
                                           Signature of Shareholder

                              Signed:
                                      ----------------------------------------
                                             Signature of Shareholder

                              Please vote, date and sign this Proxy Statement as your name is printed hereon. When signing as attorney, executory administrator, trustee, guardian, etc. give full title as such. If the stock is held jointly, each owner should sign. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.